Exhibit 99.1

For Immediate Release

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.873.3788
reids@eCollege.com	kristie@eCollege.com

eCollege® Expects to Exceed Fourth Quarter Earnings Guidance,

Excluding Impairment Charge Associated with Datamark

CEO to Discuss Today at Credit Suisse Conference

CHICAGO – March 12, 2007 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced that it expects to exceed its earnings guidance for the fourth quarter of 2006, excluding an impairment charge associated with the Company’s Enrollment Division, Datamark. The Company’s CEO, Oakleigh Thorne, plans to discuss this today at the Credit Suisse Global Services Growth Conference in Phoenix.

The Company expects to exceed the guidance for earnings from continuing operations for the fourth quarter of 2006 that it announced in a press release dated November 9, 2006. In that press release, the Company also indicated that it intended to analyze Datamark’s intangible assets and that any impairment adjustment that could result from such analysis had not been reflected in the Company’s estimates of fourth quarter earnings. The Company also announced today that, excluding the impairment charge, it expects earnings from discontinued operations and from consolidated operations to exceed its prior guidance.

As part of its year-end review, the Company concluded that a non-cash charge for impairment to the goodwill associated with the Company’s discontinued operations, Datamark, is required under generally accepted accounting principles. The Company’s annual impairment tests of goodwill and other intangible assets were performed as of December 31, 2006, and indicated that the estimated fair value of Datamark’s intangible assets was less than their carrying value. Accordingly, the Company expects to record a non-cash impairment charge of approximately $8.9 million net of tax ($0.39 per fully diluted share, based on approximately 23 million fully diluted shares), which will be reflected in the Company’s results from discontinued operations for the fourth quarter of 2006, reducing the carrying value of Datamark’s assets to approximately $61 million.

The decline in the estimated fair value of Datamark’s intangible assets reflects the negative impact of several contributing factors, which reduced the forecasted cash flows and growth rates used to estimate fair value.

Credit Suisse Presentation

eCollege will be presenting today, March 12, 2007, at 2:30 p.m. mountain time, which will be 5:30 p.m. eastern time due to Daylight Saving Time. A live webcast of the presentation will be available through the Investor Relations section of eCollege’s Web site at www.eCollege.com. Additionally, the archived webcast will remain available for the next 90 days.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements about the Company's future financial and operating results and any other statements that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks. Actual performance and results may differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the Company's industries as well as the more specific risks and uncertainties facing the Company, including those identified in the Company's reports on Form 10-K, Form 10-Q and Form 8- K filed with the U.S. Securities and Exchange Commission ("SEC"), which you are encouraged to review in connection with this release. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

eCollege is a registered trademark of eCollege.

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